Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Neufeld, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Pegasi Energy Resources Corporation on Form 10-K for the fiscal year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Pegasi Energy Resources Corporation.

	By:	/s/ MICHAEL NEUFELD
Date: March 27, 2013	Name:	Michael Neufeld
	Title:	Chief Executive Officer

I, Jonathan Waldron, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Pegasi Energy Resources Corporation on Form 10-K for the fiscal year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Pegasi Energy Resources Corporation.

	By:	/s/ JONATHAN WALDRON
Date: March 27, 2013	Name:	Jonathan Waldron
	Title:	Chief Financial Officer